UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 6, 2026

Date of Report (Date of earliest event reported)

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41345	20-2222203
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1744 S. Val Vista, Suite 213 Mesa, Arizona	85204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 307-8700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	IVDA	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2026, Iveda Solutions, Inc., a Delaware corporation (the “Company”), received a letter (the “Letter”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s common stock failed to maintain a minimum bid price of $1 per share, based upon the closing bid price for the last 30 consecutive business days. Accordingly, the Company failed to comply with Rule 5550(a)(2) the Nasdaq Listing Rules (the “Rules”).

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. Rule 5810(c)(3)(A) provides the Company a compliance period of 180 calendar days, or until September 2, 2026, in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s common stock is at least $1 for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance with the Rules and this matter will be closed.

If the Company does not regain compliance within the compliance period, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject any delisting determination to a Nasdaq Hearings Panel.

The Company, by filing this Form 8-K, discloses its receipt of the Letter in accordance with Nasdaq Listing Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2026

IVEDA SOLUTIONS, INC.

	By:	/s/ Robert J. Brilon
	Name:	Robert J. Brilon
	Title:	Chief Financial Officer